Exhibit 4.19


                              EMPLOYMENT AGREEMENT

AGREEMENT made as of the 11th day of March, 2002, by and between BATES ADVERTISING USA, INC., a New York corporation (the "Company"), with principal offices at 498 Seventh Avenue, New York, NY 10018, and David Hearn, residing at 16 Marine Parade, Watsons Bay, New South Wales 2030, Australia (the "Executive").

                                   WITNESSETH:

     WHEREAS, the Company wishes to employ the Executive, and the Executive wishes to be employed by the Company, on the terms and conditions herein contained;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein set forth, and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     FIRST: The Company shall employ the Executive at its New York City offices (subject to its normal travel requirements), and the Executive shall serve the Company during the Term of Employment (as defined below) in the capacity of Chairman, Chief Executive Officer and member of the board of directors of the Company's affiliate, Bates Worldwide, Inc. ("Worldwide"). Each of the regional heads of the Bates Worldwide Network of companies shall report to the Executive and Executive shall have supervisory and managerial authority over each of the various companies in the Bates Worldwide Network and the 141 Worldwide Network that is owned or controlled by Cordiant Communications Group plc ("CCG") in accordance with and subject to CCG Group Policies. The Company shall procure the appointment of the Executive to the Board of Directors of CCG within ten (10) business days after the Start Date (as defined in

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Paragraph  SECOND  below),  subject  always  to the  Executive  not  then  being disqualified from acting as a director of an English public company pursuant to applicable law. The Executive agrees to accept such appointment and to observe and comply with, and with the policies, procedures and requirements from time to time reasonably imposed by CCG and its subsidiaries for the purpose of ensuring compliance with, the Companies Act 1985 and Financial Services and Markets Act of the United Kingdom, as amended, United States federal and state securities laws and other applicable laws and regulations, including (without limitation) the Listing Rules of The Financial Services Authority (the "Listing Rules"), the City Code on Take-overs and Mergers and the rules and regulations of the United States Securities and Exchange Commission and of the New York Stock Exchange. In particular, the Executive shall from time to time supply to the Company Secretary or Chairman of the Board of CCG such information concerning his interests and dealings in securities of CCG and those of his immediate family, family trusts and other connected persons, as is reasonably required to comply with applicable disclosure requirements and shall comply with the Model Code on directors' dealings in securities set out in the appendix to Chapter 16 of the Listing Rules, as implemented by CCG. The Executive shall comply with the CCG Group Policies Manual as in effect from time to time. The Executive shall report directly to the Chief Executive Officer of CCG.

     SECOND: A. The period during which the Executive shall be employed by the Company (the "Term of Employment") shall begin on the later of (i) April 1, 2002 and (ii) the date on which the Executive secures a visa permitting the Executive to be employed in the United States (in either case, the "Start Date"), and shall continue until such time as the Term of Employment is ended upon ten (10) business days notice (the "Termination Notice") given by one of the parties hereto to the other, provided, however, that, except as otherwise specifically

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set forth below: (a) the Company shall not give the Termination  Notice prior to the second anniversary of the Start Date, and (b) any Termination Notice given by the Executive prior to the second anniversaty of the Start Date shall be on no less than 180 days prior notice. The Term of Employment shall also be terminable at an earlier date: (1) by the Company based upon Executive's death or total disability (as set forth hereinafter at Paragraph EIGHTH); (2) by the Company for "Cause" (as defined hereinafter at Paragraph EIGHTH); (3) by the Company following a Change in Control (as set forth hereinafter at Paragraph NINTH); or (4) by the Executive for "Good Reason" following a Change in Control (as defined hereinafter at Paragraph NINTH). Upon the termination of the Executive's employment with the Company, the Executive shall immediately resign without claim for compensation for loss of office (but without prejudice to any claim he may have against the Company arising out of any breach of this Agreement by the Company or for severance in accordance with this Agreement) from such offices held by him in the Company, CCG and any subsidiary of CCG (a "Group Company") and from any other offices he may hold as nominee or representative of the Company, CCG or any Group Company and the Company and CCG are irrevocably authorized by the Executive to appoint some person in his name and on his behalf to sign any documents and do any things necessary or requisite to give effect to such resignations.

     THIRD: At all times during which the Executive is in the employ of the Company, the Executive shall devote substantially all of his time and attention during business hours to the business and affairs of the Company, Worldwide and their affiliates, and shall perform such senior executive and managerial duties and responsibilities customary to, and consistent with, the positions set forth in Paragraph FIRST as may be assigned to him by the Board of Directors of the Company, the Board of Directors of Worldwide, or the CEO of CCG from time to time. The

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provisions  of the foregoing  sentence  notwithstanding,  the  Executive  shall, subject to the prior approval of the Remuneration and Nominations Committee of the Board of Directors of CCG (the "Committee"), be permitted to devote immaterial amounts of his business time to charity work and to holding non-executive directorships of companies which do not compete with CCG.

     FOURTH: During the Term of Employment:

          A. The Company shall pay the Executive, and the Executive shall accept, for his services to the Company while in its active employ hereunder and in consideration of his agreement not to compete as set forth hereinafter at Paragraph FIFTH, salary at the rate of at least $750,000 per annum (the "Salary"), payable in accordance with the Company's standard payroll practices in effect at such time as the Salary is paid. The Executive shall be entitled to such annual increases in Salary as may be determined from time to time by the Company's, Worldwide's and CCG's Boards of Directors in a manner no less favorable than that used for other senior executives of the Company and Worldwide.

          B. In addition to the Salary, the Company shall pay to the Executive an annual bonus of $525,000 subject to Executive's and Worldwide's satisfaction of performance targets set by the Committee (as defined in Paragraph THIRD above) (the "Target Bonus"). In the event that such performance targets are exceeded in any year during the Term of Employment, Executive shall be entitled to receive an additional amount of bonus compensation for such year as is set forth in a bonus grid for such year approved by the Committee in its sole discretion (the "Grid"), provided, however, that such additional bonus compensation, when added to the Target Bonus shall in no event exceed 100% of the Salary for such year. Similarly, in the event that the performance targets for such year are not met, the Executive shall be entitled to receive such portion of the Target Bonus as may be set forth in the Grid for such year. Except

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as otherwise expressly set forth herein,  bonus compensation (the "Bonus") shall be payable as and when bonuses are paid by the Company to its employees generally.

          C. In the event that the Term of Employment is terminated by the Company for any reason other than pursuant to Paragraph NINTH, for "Cause" under Subparagraph B of Paragraph EIGHTH, or under Subparagraph A of Paragraph EIGHTH, the Company shall make a lump sum payment to the Executive within sixty (60) days after the end of the Term of Employment equal to the sum of one and one half year's Salary (as in effect on the last day of the Term of Employment) and one year's Expatriate Benefit (as defined in Subparagraph L of this Paragraph FOURTH) (the "Severance"), provided, however, that: (i) as a condition precedent to the payment of any such Severance, the Executive shall execute and deliver to the Company a release in the form annexed hereto as Exhibit A (with only such modifications thereto as may, in the Company's reasonable opinion, be necessary to comply with then applicable regulatory and statutory requirements) and the Revocation Period (as defined in paragraph 12 of Exhibit A) shall have expired and other conditions applicable to the validity of such release shall have been fully satisfied; and (ii) if the Executive breaches any of the covenants contained in Paragraphs FIFTH, SIXTH or SEVENTH below, then the Executive shall forfeit all rights to any payment of Severance to be made after such breach. In addition to the Severance set forth above, the Executive shall be entitled to receive a portion of the Bonus, if any, that the Executive would have earned for the year in which such termination occurred, prorated to the date on which the Term of Employment ended and paid at such time as bonuses are paid to executive employees of the Company generally. The amounts payable pursuant to this Subparagraph C shall be in lieu of any severance payments to which the Executive may be entitled on termination of the Term of Employment, with the exception of the Executive's vested

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rights under any  employee  benefit  plan in which he is a  participant  and the
Executive acknowledges that he shall not, thereupon, be entitled to payment of severance pursuant to the Company's severance plans, policies or practices on the date of this Agreement or in effect from time to time.

          D. CCG operates an Executive Share Option Scheme governed by rules adopted on June 12, 2001 (the "Scheme"). Under the Scheme options are granted by the Trustee of an employee benefit trust after consulting the Committee (as defined in Paragraph THIRD above). During the Term of Employment, the Company will cause the Committee to recommend to the Trustee that options to acquire ordinary shares of CCG be granted to the Executive (the "Options") as follows. In each of the one year periods ending on the first, second and third anniversaries of the Start Date, the Company will cause the Committee to recommend to the Trustee that it grant Options to the Executive under the rules of the Scheme, at the same times as it grants options generally to executive directors of CCG, to acquire 416,667 ordinary shares, of which Options to acquire 250,000 ordinary shares shall be "discounted" Options and Options to acquire 166,667 ordinary shares shall be "market value" Options. Each of the three (3) above mentioned Options grants (each with respect to 416,667 ordinary shares) shall be subject to the date of grant falling within the Term of Employment and subject to the requirements of any statute, order, regulation, government directive, the Model Code for transactions in securities by directors published from time to time by The Financial Services Authority, and any code of practice published by The Financial Services Authority in addition to or replacement of such publication which may restrict or prevent the grant of Options. The Company shall also cause the Committee to impose performance conditions on the Options which provide that the Options shall vest in full and, subject to the provisions of the Model Code, be exercisable, if: (i) the Term

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of Employment is terminated by the Company without Cause (as defined hereinafter in Subparagraph B of Paragraph EIGHTH) or (ii) upon a Change in Control (as defined hereinafter in Subparagraphs B (1), (3) and (4) of Paragraph NINTH). The obligations imposed on the Company under this Subparagraph D shall cease immediately following a Change in Control (as defined in Subparagraph B of Paragraph NINTH) or earlier at the end of the Term of Employment. After the end of the Term of Employment, the Executive shall have no claim against CCG, the Company or any Group Company for loss arising out of any ineligibility (in accordance with the terms of the Scheme and of the Options in effect when such Options are granted) to exercise any Options granted to him. The rights of the Executive shall be determined solely by the rules of the Scheme and the performance conditions imposed on his Options on the dates of the respective grants.

          E. The Executive shall be eligible to participate in those benefit plans which the Company shall make available to its employees generally, and those which it shall make available to its senior executive officers generally, according to the terms and administration of said plans, including, but not limited to, 401K profit sharing plan and worldwide health and disability insurance coverage.

          F. The Executive shall be entitled to reimbursement of businesses expenses (including first class travel and accommodations) in accordance with the Company's practices with respect to its senior executive officers, including, but not limited to, reimbursement for the Executive's costs of using his home telephone and cellular telephone for business purposes.

          G. The Company shall provide the Executive a monthly car allowance of $1,200.

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          H. For each calendar year,  the Company shall  reimburse the Executive up to $2,000 for membership dues in a health club of the Executive's choosing.

          I. The Company shall reimburse the Executive for the initiation fee paid by the Executive for membership in a country club of the Executive's choice in an amount up to $20,000. For each calendar year, the Company shall reimburse the Executive for dues payable to such country club in an amount up to $15,000.

          J. Executive shall be entitled to four (4) weeks vacation annually, calculated and taken in accordance with the Company's normal vacation policies, plus such paid holidays and sick days as are provided by the Company under its policies applicable to senior executive officers in effect from time to time.

          K. (1) The Company shall pay the reasonable costs of Executive's and his family's move to New York, in accordance with Company policy, including:


             (a) transportation to New York for Executive's and his immediate family's personal and household goods;

             (b) first class transportation to New York for Executive and his spouse and children;

             (c) temporary living expenses in New York for Executive, his spouse and his immediate family for up to 60 days, in an amount not to exceed $20,000;

             (d)  a resettlement allowance of $60,000; and

             (e) the cost of obtaining a visa (which the Company shall assist the Executive in procuring).

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             (2) In addition,  in the event that the Company terminates the Term of Employment for a reason other than for "Cause" and the Executive does not immediately secure employment with another company owned or controlled by CCG, the Company shall pay the reasonable costs of Executive's move from New York to Australia or England, including:

             (a) transportation to Australia or England for Executive's and his immediate family's personal and household goods; and

             (b)  first  class   transportation  to  Australia  or  England  for
                  Executive, his spouse and their children.


          L. The Executive shall receive an annual expatriate housing and education allowance in a combined total annual amount of $150,000 (the "Expatriate Benefit"), payable in 24 equal bimonthly installments on the regular payroll dates of the Company.

     FIFTH: A. The Executive shall not, while he is in the Company's employ, and for a period of one (1) year thereafter:

          (1) attempt in any manner to persuade any client of the Company, Worldwide or any of their affiliates, which was a client during the Executive's employment with the Company, to cease to do business or to reduce the amount of business which any such client has customarily done or contemplates doing with the Company, Worldwide or any of their affiliates, whether or not the relationship between the Company, Worldwide or any of their affiliates and such client was originally established in whole or in part through the Executive's efforts;

             (2) attempt in any manner to persuade any potential client to which the Company, Worldwide or any of their affiliates have made a presentation within twelve (12) months prior to the termination of the Executive's employment, or with which the Company,

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Worldwide or any of their affiliates have been having discussions, within twelve
(12) months prior to the termination of the Executive's employment not to hire the Company, Worldwide or such affiliate, or to hire another agency;

             (3) solicit for the Executive or for any person other than the Company, Worldwide or their affiliates, the business of any company which is a client of the Company, Worldwide or of any of their affiliates, or was the Company's or Worldwide's client or a client of one of their affiliates within twelve (12) months prior to the termination of the Executive's employment.

             (4) persuade or attempt to persuade any employee of the Company, Worldwide or any of their affiliates, or any individual who was employed by the Company, Worldwide or any of their affiliates during the twelve (12) months prior to the Executive's termination of employment, to leave the Company, Worldwide or their affiliates' employ, or to become employed by any person other than the Company, Worldwide or their affiliates;

             (5) render any advertising, marketing or merchandising services, other than on behalf of the Company, Worldwide or their affiliates, for or in connection with any client of the Company, Worldwide or any of their affiliates for whom the Company, Worldwide or their affiliates rendered services at any time during the twelve (12) months immediately preceding the termination of the Executive's employment with the Company.


             B. If any of the covenants contained in this Paragraph FIFTH, or any part hereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, or for any other overinclusiveness, the parties agree that the duration of such provision or the area covered thereby or such other overinclusiveness shall be automatically

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reduced to the maximum  scope  permitted by law, and that,  in its reduced form, said provision shall then be fully enforceable.


             C. Since the Company may be irreparably damaged if the provisions of this Paragraph FIFTH are not specifically enforced, in the event of a breach or threatened breach of any of the terms of this Paragraph FIFTH by the Executive, in addition to any other remedy that may be available to it, the Company shall be entitled to injunctive relief without showing that monetary damages will not provide an adequate remedy.

     SIXTH: The Executive agrees that he will not divulge to anyone (other than the Company, Worldwide and their affiliates or any persons employed or designated by the Company or Worldwide or in connection with the Executive's duties hereunder) any knowledge or information of any type whatsoever of a confidential nature relating to the business of the Company, Worldwide, their clients or any of their affiliates or their affiliates' clients, including, without limitation, all types of trade secrets (unless readily ascertainable from public or published information or trade sources). The Executive further agrees not to disclose, publish or make use of any such knowledge or information of a confidential nature without the prior written consent of the Company. The provisions of this Paragraph SIXTH shall apply both during the time that the Executive is employed by the Company and thereafter.

     SEVENTH: The Executive agrees that all ideas, inventions and business plans developed by him during the Term of Employment which relate, directly or indirectly, to the business of the Company, its clients, Worldwide or any of their affiliates, including without limitation, any process, operation, patent or improvement which may be patentable or copyrightable, will be the property of the Company and that the Executive will at the Company's

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request  and cost,  do  whatever is  necessary  to secure the rights  thereto by patent, copyright or otherwise to the Company.

     EIGHTH: The Term of Employment may terminate as set forth herein and in Paragraph NINTH.

     A. The Term of Employment hereunder shall terminate upon (i) the death of the Executive; and (ii) at the option of the Company, upon not less than thirty
(30) days prior written notice to the Executive or his legal representative, in the event that the Executive becomes totally disabled. The Executive shall be deemed to be totally disabled if by reason of physical or mental incapacity or disability, he is unable, either with or without a reasonable accommodation, to render the material services to be rendered by him pursuant to this Agreement for a continuous period of one hundred eighty (180) successive days. In the event of an incapacity or a disability within two years after a Change in Control, the advice of a reputable physician mutually acceptable to the Company and the Executive (or his legal representative) as to the existence of such incapacity or disability will be final and binding on the parties. In the event that the Term of Employment is terminated because of the Executive's death or disability, the Company shall pay to the Executive or his representative(s): (i) all Salary earned but unpaid through the end of the Term of Employment, to be paid within twenty (20) days of the date on which the Term of Employment ended, and (ii) all Bonuses earned, but unpaid for the prior year and a portion of the Bonus, if any, that the Executive would have earned for the year in which such termination occurred, pro-rated to the date on which the Term of Employment ended, to be paid when bonuses are paid to executive employees of the Company generally.

     B. The Company may terminate the Term of Employment of the Executive for "Cause," upon not less than twenty (20) days prior written notice to the Executive specifying in

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reasonable detail the grounds therefor.  For the purposes of this Agreement,  an event or occurrence constituting "Cause" shall mean only:

          (1) Executive's willful failure or refusal, after notice thereof, to perform specific directives of the Board of Directors of the Company, when such directives are consistent with the scope and nature of the Executive's duties and responsibilities as set forth in Paragraph FIRST and THIRD hereof;

          (2) Willful dishonesty of the Executive affecting the Company;

          (3) Drunkenness or use of drugs which interfere with performance of the Executive's obligations under this Agreement, continuing after notice thereof;

          (4) Executive's conviction of a felony or of any crime involving moral turpitude or fraud;

          (5) Any willful conduct of the Executive resulting in substantial loss to the Company, substantial damage to the Company's reputation or theft or defalcation from the Company;

          (6) Any material breach (not covered by any of Subparagraphs (1) through (5) above), of any of the provisions of this Agreement if such breach is not cured within ten (10) business days after written notice thereof to the Executive by the Company.

Any act or failure to act by the Executive which is done, or omitted to be done, by him in good faith and for a purpose which he reasonably believed to be in the best interests of the Company shall not be deemed to be willful. In the event that the Term of Employment is terminated by the Company for Cause, the Executive shall be entitled to all Salary earned but unpaid through the end of the Term of Employment, to be paid within twenty (20) days of the date on which the Term of Employment ended.

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     NINTH: A. Within two (2) years after a Change in Control  (defined  below), the Company may, on ten (10) business days prior notice to the Executive, terminate the Term of Employment. In such circumstances, except where the Company has previously issued a Notice of Termination for Cause pursuant to Subparagraph B of Paragraph EIGHTH or the Term of Employment is being terminated by reason of the Executive's death or disability pursuant to Subparagraph A of Paragraph EIGHTH, the Company shall, within sixty (60) days after the date on which the Term of Employment ends:

            (1) pay to the Executive a lump sum in cash equivalent to the aggregate of:

                    (a) eighteen (18) months' Salary (as at the date on which the Term of Employment ends); and

                    (b) a sum equal to the cost the Company would have incurred in providing the Executive with the benefits set forth above in Paragraph FOURTH, Subparagraphs E, G, H, I, K
                         (2) (if by its terms applicable) and L, had the Term of Employment continued for a period of eighteen (18) months following the date on which the Term of Employment ends; and

            (2) pay to the Executive in a lump sum in cash any Bonus(es) due to him pursuant to Paragraph FOURTH with respect to the period prior to the date on which the Term of Employment ends together with an amount equal to the Bonuses the Executive would have received had the Term of Employment continued for a further eighteen (18) months following the date on which the Term of Employment ends, on the basis that:

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                         (a) the Executive  would have achieved his Target Bonus
(as at the date on which the Term of Employment ends and for the relevant subsequent periods); and

                         (b)  Bonus  entitlements,   for  the  purpose  of  this
Paragraph NINTH, accrue pro rata from day to day with respect of any partial financial year of the Company to the date on which the Term of Employment ends and to the end of such eighteen (18) month period.

     The payments set forth in Paragraph NINTH A (1) and (2) above are hereinafter referred to as the "Change in Control Severance". Payment of the Change in Control Severance shall be subject to the following conditions: (i) as a condition precedent to any such Change in Control Severance, the Executive shall execute and deliver to the Company a release in the form annexed hereto as Exhibit A (with only such modifications thereto as may, in the Company's reasonable opinion, be necessary to comply with then applicable regulatory and statutory requirements) and the Revocation Period (as defined in paragraph 12 of Exhibit A) shall have expired and other conditions applicable to the validity of such release shall have been fully satisfied; and (ii) if the Executive breaches any of the covenants contained in Paragraphs FIFTH, SIXTH or SEVENTH above, then the Executive shall forfeit all rights to payment of Change in Control Severance to be made after such breach.

     B. "Change in Control" shall, for the purposes of this Agreement, mean:

            (1) the acquisition by any person, together with any person "acting in concert" with that person (as defined in the City Code on Takeovers and Mergers, issued by the Panel on Takeovers and Mergers, UK from time to time) (collectively, a "Person") of shares carrying more than fifty percent (50%) of the voting rights at general meetings of CCG;

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            (2) during any period of two (2)  consecutive  years beginning on or after the Start Date, individuals who at the beginning of such period constitute the Board of Directors of CCG, and any new Director (other than a Director designated by a Person) whose election by CCG's Board of Directors or nomination for election by the shareholders of CCG was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved (unless the approval of the election or nomination for election of such new Directors was in connection with an actual or threatened election or proxy contest), cease for any reason to constitute at least a majority thereof;

            (3) the shareholders of CCG approve a merger or consolidation of CCG with any other company, other than:

               (a) a merger or consolidation which would result in the voting securities of CCG outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of CCG or such surviving entity outstanding immediately after such merger or consolidation; or

               (b) a merger or consolidation effected to implement a recapitalization of CCG (or similar transaction) in which no Person acquires more than fifty percent (50%) of the combined voting power of CCG's then outstanding securities; or

            (4) the shareholders of CCG approve a plan of complete liquidation of CCG or an arrangement for the sale or disposition by CCG of CCG's North American assets substantially as a whole or at least seventy-five percent (75%) of CCG's overall assets or any transaction having a similar effect.

     C. Within two (2) years following a Change in Control, the Executive may by written notice to the Company terminate the Term of Employment for "Good Reason" (as defined below). In the event that the Executive so terminates the Term of Employment, he shall be entitled to receive the Change in Control Severance, subject to the same conditions set forth in Subparagraph A of this Paragraph NINTH. For the purposes hereof, "Good Reason" shall mean, without the Executive's express written consent, the occurrence of any of the following events after a Change in Control:

            (1) any of (a) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position(s), duties, responsibilities or status with CCG, the Company or Worldwide immediately prior to such Change in Control, (b) a change in the Executive's reporting responsibilities, titles or offices with CCG, the Company or Worldwide as in effect immediately prior to such Change in Control or (c) any failure to re-elect the Executive to any position with CCG, the Company or Worldwide held by Executive immediately prior to such Change in Control;

            (2) a reduction by the Company in the Executive's Salary as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter; or

            (3) any requirement of the Company that the Executive (a) be based anywhere other than at the facility where the Executive is located at the time of the Change in Control or (b) travel on Company business to an extent substantially more burdensome than the travel obligations of the Executive immediately prior to such Change in Control.

     D. The amounts payable pursuant to this Paragraph NINTH shall be in lieu of any severance payments to which the Executive may be entitled on termination of the Term of

Employment, with the exception of the Executive's vested rights under any employee benefit plan in which he is a participant, and the Executive acknowledges that he shall not, thereupon, be entitled to payment of severance pursuant to the Company's severance plans, policies or practices on the date of this Agreement or in effect from time to time.

     TENTH: This Agreement is a personal contract, and except as specifically set forth herein, the rights and interests of the Executive herein may not be sold, transferred, assigned, pledged or hypothecated. The rights and obligations of the Company hereunder shall be binding upon and run in favor of the Company and its successors.

     ELEVENTH: The failure of either party to enforce any of the provisions of this Agreement shall not be deemed a waiver thereof. No provision of this Agreement shall be deemed to have been waived or modified unless such waiver or modification shall be in writing and signed by both parties hereto.

     TWELFTH: A. Any notice to be given concerning this Agreement shall be given in writing and either: (1) sent by certified or registered mail, postage prepaid; (2) sent by reputable overnight courier service; or (3) hand delivered to the recipient personally. In the case of notice sent by mail, the date of the giving of the notice shall be deemed to be: (i) three (3) days after the date of the postmark if postmarked by the United States Postal Service; or (ii) the date of actual receipt if not postmarked by the United States Postal Service. In the case of notice being sent by overnight courier service, the date of the giving of the notice shall be deemed to be the day after the date said notice was given to the courier service as indicated by the records of such courier service. In the case of notice being hand delivered, a written dated receipt shall be given therefor. Hand delivery of any notice to the Company shall be delivered to the Company's chief financial officer personally. Notice by mail or courier service shall be sent as follows:

         If to Executive:     David Hearn
                              16 Marine Parade
                              Watsons Bay
                              New South Wales 2030
                              Australia

         With a copy to:      Pavia & Harcourt LLP
                              600 Madison Avenue
                              New York, New York 10022
                              Attention: Jordan E.  Ringel, Esq.

         If to the Company:    Bates Worldwide, Inc.
                               498 Seventh Avenue
                               New York New York 10018
                               Attention: Chief Financial Officer

         With a copy to:       Cordiant Communications Group Worldwide, Inc.
                               498 Seventh Avenue
                               New York, New York 10018
                               Attention:  Michael J.  Kopcsak, Esq.,
                               General Counsel

            B. By giving notice to the other patty, either party may, from time to time, designate (i) a different address to which notice by mail or courier service to such party shall be sent and/or (ii) a different person to receive notices.

     THIRTEENTH: This Agreement shall be deemed made under and shall be governed by the substantive laws of the State of New York, excluding its conflict of laws rules.

     FOURTEENTH: Except for the provisions of Paragraph FIFTH of this Agreement, any dispute or controversy under or in connection with this Agreement shall be settled exclusively by arbitration in New York City by one arbitrator with prior formal judicial experience in accordance with the rules of JAMS-Endispute, Inc. then in effect. Judgment may be entered upon the arbitrator's award in any court having jurisdiction.

     FIFTEENTH: The Company shall have the right to withhold from the Executive's Salary and other compensation hereunder all amounts required to be withheld by law, including such amounts in respect of any compensation deemed to be paid to the Executive under federal, state and local tax laws, as well as those amounts authorized by the Executive.

     SIXTEENTH: This Agreement constitutes the entire understanding among the parties hereto as to the subject matter covered herein, and all prior understandings and agreements are merged herein and succeeded hereby.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above set forth.

                                            BATES ADVERTISING USA, INC.



                                            By: /s/ [illegible]
                                                --------------------------------


                                                /s/ David Hearn
                                            ------------------------------------
                                            David Hearn

                                    EXHIBIT A

                            ACKNOWLEDGMENT OF RECEIPT

I hereby acknowledge that I have received a copy of the Separation Agreement and Release of Claims which is attached hereto on the date noted beneath my signature on this Acknowledgement.

I further acknowledge that I have been informed that I will have a period of exactly twenty-one (21) days [or 45 days in the case of a "program" from today to sign and return the Separation Agreement and Release of Claims to the Company. I understand that if I do not sign and return the Separation Agreement and Release of Claims to the Company before the expiration of that twenty-one
(21) day [or 45 days in the case of a "program" period, I will not be entitled to receive the Severance Pay, even if I thereafter sign and return the Separation Agreement and Release of Claims to the Company. I also understand that I have the right to consult with an attorney before signing the Separation Agreement and Release of Claims.


By: /s/ David Hearn
    -------------------
    David Hearn


Date:  March 11, 2002

                                B A T E S U S A

March 11,2003

David Hearn
157 E. 82nd Street
New York, New York 10028

Re: Your Employment Agreement dated as of March 18, 2002 (the "Employment Agreement")


Dear David:

     We have agreed to modify your Employment Agreement as follows:

1. Paragraph FIRST of the Employment Agreement is hereby modified so as to reflect your becoming the Chief Executive Officer of Cordiant Communications Group plc, effective as of January 1,2003, and to modify your reporting, so that it is henceforth directly to the Board of Directors of Cordiant Communications Group plc. To effect these changes, paragraph FIRST of the Employment Agreement is hereby modified to read in its entirety as follows:

     "FIRST: The Company shall employ the Executive at its New York City offices (subject to its normal travel requirements), and the Executive shall serve the Company during the Term of Employment (as defined below) in the capacity of Chairman and member of the board of directors of the Company's affiliate, Bates Worldwide, Inc. ("Worldwide") and as set forth in the following sentence. The Company shall procure the appointment of the Executive to the Board of Directors of the Company's ultimate parent, Cordiant Communications Group plc ("CCG") within ten (10) business days after the Start Date (as defined in Paragraph SECOND below) and shall cause the Executive to be appointed as the Chief Executive Officer of CCG, effective as of January 1, 2003, subject always to the Executive not then being disqualified from acting as a director of an English public company pursuant to applicable law. The Executive agrees to accept such appointments and to observe and comply with, and with the policies, procedures and requirements from time to time reasonably imposed by CCG and its subsidiaries for the purpose of ensuring compliance with, the Companies Act 1985 and Financial Services and Markets Act of the United Kingdom, as amended, United States federal and state securities laws and other applicable laws and regulations, including (without limitation) the Listing Rules of The Financial Services Authority (the "Listing Rules"), the City Code on Take-overs and
Mergers  and the rules and  regulations  of the  United  States  Securities  and
Exchange Commission and of the New York Stock Exchange. In particular, the Executive shall from time to time supply to the Company Secretary or Chairman of the Board of CCG such information concerning his interests and dealings in securities of CCG and those of his immediate family, family trusts and other connected persons, as is reasonably required to comply with applicable disclosure requirements and shall comply with the Model Code on directors' dealings in securities set out in the appendix to Chapter 16 of the Listing Rules, as implemented by CCG. The Executive shall comply with the CCG Group Policies Manual as in effect from time to time. As the Chief Executive Officer of CCG, the Executive shall report directly to the Board of Directors of CCG."

2. Paragraph THIRD of the Employment Agreement is hereby modified so as to reflect your becoming the Chief Executive Officer of Cordiant Communications Group plc, effective as of January 1, 2003, and to modify your reporting, so that it is henceforth directly to the Board of Directors of Cordiant
Communications Group plc. To effect these changes, paragraph THIRD of the Employment Agreement is hereby modified to read in its entirety as follows:

     "THIRD: At all times during which the Executive is in the employ of the Company, the Executive shall devote substantially all of his time and attention during business hours to the business and affairs of the Company, Worldwide, CCG and their affiliates, and shall perform such senior executive and managerial duties and responsibilities customary to, and consistent with, the positions set forth in Paragraph FIRST as may be assigned to him by the Board of Directors of CCG from time to time. The provisions of the foregoing sentence notwithstanding, the Executive shall, subject to the prior approval of the Remuneration and Nominations Committee of the Board of Directors of CCG (the "Committee"), be permitted to devote immaterial amounts of his business time to charity work and to holding non-executive directorships of companies which do not compete with CCG."

3. Paragraph FOURTH A of the Employment Agreement is hereby modified to increase your Salary from $750,000 per annum to $900,000 per annum and shall henceforth read in its entirety as follows:

     "A. The Company shall pay the Executive, and the Executive shall accept, for his services to the Company while in its active employ hereunder and in consideration of his agreement not to compete as set forth hereinafter at Paragraph FIFTH, salary at the rate of at least $900,000 per annum (the "Salary"), payable in accordance with the Company's standard payroll practices in effect at such time as the Salary is paid. The Executive shall be entitled to such annual increases in Salary as may be determined from time to time by the Company's, Worldwide's arid CCG's Boards of Directors in a manner no less favorable than that used for other senior executives of the Company and Worldwide."

4. Paragraph FOURTH B of the Employment Agreement is hereby modified to restate the Target Bonus as a percent of Salary, rather than as a fixed number and to clarify that the performance targets to be set shall be based upon the performance of CCG rather than Worldwide. Therefore, paragraph FOURTH B of the Employment Agreement shall, for all years subsequent to 2002, read in its entirety as follows:

     "B. In addition to the Salary, the Company shall pay to the Executive an annual bonus calculated at 70% of Salary, subject to Executive's and CCG's satisfaction of performance targets set by the Committee (as defined in Paragraph THIRD above) (the "Target Bonus"). In the event that such performance targets are exceeded in any year during the Term of Employment, Executive shall be entitled to receive an additional amount of bonus compensation for such year as is set forth in a bonus grid for such year approved by the Committee in its sole discretion (the `Grid"), provided, however, that such additional bonus compensation, when added to the Target Bonus shall in no event exceed 100% of the Salary for such year. Similarly, in the event that the performance targets for such year are not met, the Executive shall be entitled to receive such portion of the Target Bonus as may be set forth in the Grid for such year. Except as otherwise expressly set forth herein, bonus compensation (the "Bonus") shall be payable as and when bonuses are paid by the Company to its employees generally."

5. Paragraph FOURTH L of the Employment Agreement, which provides for the Company to pay to you an Expatriate Benefit in the amount of$150,000 per annum, is hereby deleted and a new Paragraph FOURTH L is hereby inserted, to read in its entirety as follows:

     "L. On or before December 31, 2002, the Company shall pay to the Executive a special supplementary moving allowance in the amount of $50,000."

6. For the avoidance of doubt, in: (i) Paragraph FOURTH C the words "and one year's Expatriate Benefit (as defined in Subparagraph L of Paragraph FOURTH)" are hereby deleted, and (ii) Paragraph NINTH A (1) (b) the "L" is hereby deleted and the word "and" immediately preceding such "U" is hereby moved so as to precede "K (2)" in said Paragraph NINTH A (1) (b,).

7. Paragraph TWELFTH A of the Employment Agreement is hereby changed so as to delete the reference to the Executive's prior address and set forth the current address of the Executive for purposes of sending notices, as follows:

     "If to Executive:    David Hearn
                          157 E. 82nd Street
                          New York, New York 10028"

If this letter completely and correctly expresses the terms of our agreement regarding the modification of your Employment Agreement, please so indicate by signing and returning a copy hereof to me.


                                                     Very truly yours,

                                                     BATES ADVERTISING USA, INC.


                                                     By: /s/ [illegible]
                                                        ------------------------


Accepted and agreed to:


/s/ David Hearn
---------------------
David Hearn

                   SEPARATION AGREEMENT AND RELEASE OF CLAIMS

     This Separation Agreement including a General and Special Release of Claims (the "Agreement") is entered into by David Hearn ("Executive") and Bates Advertising USA, Inc. (the "Company"). It is entered into to resolve amicably all matters between Executive and the Company concerning Executive's employment and the termination of that employment

     1. Termination of Employment. Executive's employment with the Company terminated effective [DATE] (the "Termination Date").

     2. Final Wages and Vacation Pay. The Company will pay (or already has paid) to Executive all wages earned and all unused vacation accrued through and including the Termination Date. None of the payments set forth above shall constitute consideration for the releases and covenants set forth in paragraphs 7 (subparagraphs a-c), 8 and 9 hereof and will be paid to Executive regardless of whether or not Executive signs and does not revoke this Agreement.

     3. Severance Pay. Provided that Executive signs, returns and does not revoke this Agreement within the time period described in paragraph 12, the Company will pay Executive severance pay in the amount of [as set forth in The Employment Agreement, dated as of March [ ], 2002] (the "Severance Pay"). Such Severance Pay will be paid in a lump sum on the first regular payroll date of the Company following the expiration of the Revocation Period (as defined in paragraph 12). Executive acknowledges and agrees that the Severance Pay is greater than any severance pay to which he would otherwise have been entitled, and that Executive shall not be entitled to receive any severance pay pursuant to any other agreements, plans or policies in addition to the Severance Pay.

     4. Medical and Dental Continuation Coverage and Other Benefits. After the Termination Date Executive shall no longer receive any insurance benefits from the Company and Executive shall be entitled to exercise Executive's rights to benefits under COBRA, if eligible.

     5. Sole Entitlement. Executive acknowledges and agrees that, except as set forth in this Agreement, he has no right or entitlement to any severance pay or other severance benefits. Executive acknowledges and agrees that no other wages, monies or benefits are owing to Executive except as set forth above or with respect to Executive's vested rights under, and in accordance with the written terms of: (a) the Company's ERISA and insurance plans, (b) the Cordiant Communications Group plc Options grants and the Scheme (as those terms are defined in the Employment Agreement), and (c) in the event that the provisions of Paragraph NINTH of the Employment Agreement are not applicable, Executive's pro-rated Bonus pursuant to Paragraph FOURTH C of the Employment Agreement and his benefits pursuant to Paragraph FOURTH K (2) of the Employment Agreement.

     6. Return of Property and Documents. Executive agrees to return to the Company all property of the Company, its affiliates and their clients which is in Executive's possession. Executive further agrees that all memoranda, notes, records or other documents compiled by Executive or made available to Executive during the term of Executive's employment concerning the business of the Company, its affiliates and/or their clients is the property of the Company, whether or not confidential, and has been or will be returned by Executive to the Company prior to or upon Executive's execution of this Separation Agreement and Release of Claims. Executive further agrees to cooperate with the Company in providing information about the status of current projects.

     7. Confidentiality and Non-Solicitation.

     (a) Executive hereby agrees that Executive will not, at any time, disclose to anyone any confidential information or trade secret of the Company, its affiliates or any of their clients, or utilize such confidential information or trade secret for Executive's own benefit, or for the benefit of third parties, and that the transfer of any such data, information or materials to any client shall not render such data, information or materials other than confidential.

     (b) Executive further agrees that for a period of twelve months from the Termination Date Executive shall not attempt in any manner to (i) persuade any client of the Company or an affiliate of the Company, which was a client of the Company or such affiliate during Executive's employment with the Company, to cease to do business or to reduce the amount of business which any such client has customarily done or contemplates doing with the Company or such affiliate, whether or not the relationship between the Company or such affiliate and such client was originally established in whole or in part through Executive's efforts, (ii) perform any advertising, marketing or merchandising services for any such client other than on behalf of the Company or such affiliate and (iii) employ or cause his/her subsequent employer to employ anyone who was an employee of the Company or any of its affiliates on Executive's Termination Date.

     (c) Executive's obligations under paragraphs 7(a) and 7(b) are in addition to, and not in lieu of, any confidentiality, non-disclosure, non-solicitation and/or non-compete obligations Executive may have under the terms of any other written agreement with the Company.

     8. General and Specific Release of Claims. Executive (for him/herself, his/her agents, heirs, successors, assigns, executors and/or administrators) does hereby and forever release and discharge the Company, as well as its parents, subsidiaries, affiliates, successors, partners, heirs, predecessors, and assigns, and the officers, agents, employees, attorneys and representatives of each of them, past or present (collectively referred to as the "Released Parties"), from any and all causes of action, actions, judgments, liens, debts, contracts, indebtedness, damages, losses, claims, liabilities, rights, interests and demands of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, whether or not heretofore brought before any state or federal court or before any state or federal agency or other governmental entity, which Executive has or may have against any of the Released Parties, by reason of any and all acts, omissions, events or facts occurring or existing prior to the date hereof, including, without limitation, all claims attributable to the employment of Executive, all claims attributable to the termination of that employment, and all claims arising under any federal, state or other governmental statute, regulation or ordinance or common law, such as, for example and without limitation, the Fair Labor Standards Act, the Family and Medical Leave Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1866. Executive specifically understands and agrees that this Release of Claims includes any claims he/she might have under the Age Discrimination in Employment Act, which prohibits discrimination on the basis of age 40 or over.

     9. Promise Not To Sue On Claims Released. Executive hereby warrants and represents that, as of the execution of this Agreement, neither he nor anyone acting on his behalf has made or filed any charge, complaint or suit against any of the Released Parties with any federal, state, or local court agency or authority, or any other regulatory authority. Executive further acknowledges that, except as such promise may be prohibited by or unenforceable under law, the Severance Pay is being given to Executive in return for his promise not to initiate any court or judicial-type proceeding against the Released Parties that involves any claim that Executive has released in paragraph 8 of this Agreement, and Executive further covenants not to initiate any such proceeding. However, nothing in this paragraph shall be construed to prevent Executive from filing a charge of discrimination with, or participating in an investigation or proceeding conducted by, the Equal Employment Opportunity Commission. Further, if any provision of this paragraph 9 shall be held by any court or agency of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect. The illegality or unenforceability of any provision in this paragraph 9 shall have no effect upon the remaining provisions of this Agreement.

     10. No Admissions. Nothing contained herein shall be construed as an admission of wrongdoing or liability by either the Executive or the Company.

     11.  Entire  Agreement.  Except  as  otherwise  specifically  set  forth in
paragraph  7(c),  this  Agreement   constitutes  a  single  integrated  contract
expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. There are no other agreements, written or oral, express or implied, between the parfles hereto, concerning the subject matter hereof, except as specifically set forth in paragraph 7(c). This Agreement may be amended or modified only by an agreement in writing which is signed by both parties to this Agreement and which specifically states that it is intended to amend or modify this Agreement.

     12. Waiting Period and Right of Revocation. EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE IS AWARE THAT AND IS HEREBY ADVISED THAT EXECUTIVE HAS THE RIGHT TO CONSIDER THIS AGREEMENT FOR TWENTY-ONE [or 45] DAYS BEFORE SIGNING IT AND THAT IF EXECUTIVE SIGNS THIS AGREEMENT PRIOR TO THE EXPIRATION OF TWENTY-ONE [or 45] DAYS, EXECUTIVE IS WAIVING THIS RIGHT FREELY AND VOLUNTARILY. EXECUTIVE ALSO ACKNOWLEDGES THAT EXECUTIVE IS AWARE OF AND IS HEREBY ADVISED OF EXECUTIVE'S RIGHT TO REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN DAYS FOLLOWING THE EXECUTIVE'S SIGNING OF THIS AGREEMENT (THE "REVOCATION PERIOD") AND THAT IT
SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED. TO REVOKE THIS AGREEMENT, EXECUTIVE MUST NOTIFY THE COMPANY WITHIN SEVEN DAYS OF SIGNING IT. ANY SUCH NOTIFICIATION SHOULD BE IN WRITING AND SENT TO THE FOLLOWING ADDRESS:

     Anne Melanson
     Executive Vice President, Director of Human Resources
     Bates Advertising USA, Inc.
     498 Seventh Avenue
     New York, New York 10018

     13. Attorney Advice. EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE IS AWARE OF EXECUTIVE'S RIGHT TO CONSULT AN ATTORNEY, THAT EXECUTIVE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY, AND THAT EXECUTIVE HAS HAD THE OPPORTUNITY TO

CONSULT WITH AN ATTORNEY, IF DESIRED, PRIOR TO SIGNING THIS AGREEMENT.


     14. Understanding of Agreement. Executive states that Executive has carefully read this Agreement, that Executive has had sufficient time and opportunity to consider its terms and to obtain legal advice, if desired, that Executive fully understands its final and binding effect, that the only promises made to Executive to sign this Agreement are those stated above, and that Executive is signing this Agreement voluntarily.

Dated:                                  Bates Advertising USA, Inc.


                                        By __________________________________
                                           Anne Melanson
                                           Executive Vice President, Director of
                                           Human Resources


AGREED TO AND ACCEPTED:


______________________________
David Hearn

DATE: ________________________


STATE OF

COUNTY OF


     On the ________________ day of [MONTH and YEAR] before me personally came David Hearn, to me known, and known to me to be the individual described in, and who executed, the foregoing Separation Agreement And Release Of Claims, and duly acknowledged to me that he executed the same.




______________________________
NOTARY PUBLIC